UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2005
BANCWEST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-7949 (Commission File Number)	99-0156159 (IRS Employer Identification No.)

999 Bishop Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)
Registrant’s telephone number, including area code: (808) 525-7000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is filed as an amendment (Amendment No. 1) to the Current Report on Form 8-K filed by BancWest Corporation on December 8, 2005 (the Initial 8-K). Amendment No. 1 is being filed to include the financial information required under Item 9.01.
Item 2.01 Completion of Acquisition or Disposition of Assets
As reported on BancWest Corporation’s Form 8-K dated December 2, 2005 BancWest Corporation announced that its Bank of the West subsidiary had completed the acquisition of Commercial Federal Corporation, a Nebraska corporation (“CFC”) and CFC’s wholly owned subsidiary Commercial Federal Bank, a Federal Savings Bank.
For additional information, please refer to the Initial 8-K and press release announcing the completion of the acquisition dated December 2, 2005.
Item 9.01. Financial Statements and Exhibits
     (a) Financial statements of business acquired.
     Unaudited interim statements of financial condition for CFC as of September 30, 2005 and unaudited statements of operations and cash flows for the nine months ended September 30, 2005 were filed by CFC on Form 10-Q with the Securities and Exchange Commission (“SEC”) on November 9, 2005 and are incorporated herein by reference.
     The audited statements of financial condition for CFC as of December 31, 2004 and the audited statements of income, stockholders’ equity and cash flows for the year ended December 31, 2004 were filed by CFC on Form 10-K with the SEC on March 1, 2005 and are incorporated herein by reference.
     (b) Pro forma financial information.
     The unaudited pro forma combined balance sheet as of September 30, 2005 and the unaudited pro forma combined statements of income for the nine months ended September 30, 2005 and the year ended December 31, 2004 are filed as Exhibit 99.1 to this Amendment No. 1 and incorporated herein by this reference.
     (c) Exhibits.
   The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

99.1	Unaudited pro forma combined financial statements

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: February 17, 2006

BANCWEST CORPORATION
By:	/s/ DOUGLAS C. GRIGSBY
Douglas C. Grigsby Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Unaudited pro forma combined financial statements